EXHIBIT 99.1

NEWS RELEASE
FOR IMMEDIATE RELEASE


PRG-SCHULTZ REPORTS THIRD QUARTER 2004 FINANCIAL RESULTS

                    BOARD TO EVALUATE STRATEGIC ALTERNATIVES

ATLANTA, OCTOBER 21, 2004 - PRG-Schultz International, Inc. (Nasdaq: PRGX) today announced financial results for the third quarter of 2004 and provided updated outlook for the fourth quarter 2004.

THIRD QUARTER 2004 HIGHLIGHTS

     o    Revenues totaled $85.1 million.
          o    Revenues from Accounts Payable Services totaled $75.6 million.
          o    Revenues from Meridian VAT Reclaim totaled $9.5 million.
          o    $2.2 million of revenues deferred into future periods.
     o Net earnings from continuing operations were 0.2% of revenues for the quarter compared to a loss of (2.7%) a year ago.
     o EBITDA margin was 7.7% of revenues for the quarter, compared to 3.0% a year ago (see Schedule 6 for a reconciliation of net earnings (loss) to EBITDA, a non-GAAP financial measure).
     o Diluted earnings per share from continuing operations were break even for the quarter compared with diluted loss per share of ($0.04) during the third quarter of 2003.
     o    17 new international clients signed.
     o Strongest U.S. Commercial audit starts in one year, up 35% from second quarter
     o    Continued benefits from strategic cost reduction initiatives achieved.
     o    Opened new shared service center in Dublin, Ireland.
     o Generated initial revenues from launch of new freight rate auditing program.

PRG-SCHULTZ TO EVALUATE STRATEGIC ALTERNATIVES

The Board of Directors for PRG-Schultz, in response to several inquiries received by the company, has decided to explore the company's strategic alternatives, including a possible sale of the company. The Board, together with its financial advisor CIBC World Markets Corp., will evaluate the company's options and determine the course of action that is in the best interests of its shareholders.

The company noted that it is not engaged in any negotiations at this time and that there can be no assurance that any transaction or other corporate action will result from this effort. PRG-Schultz assumes no obligation to make any further announcements regarding its exploration of strategic alternatives unless and until a final decision is made.

John Cook, Chairman and Chief Executive Officer of PRG-Schultz stated, "We believe this interest in PRG-Schultz is a testament to our world class organization and the significant progress we have made during the past few years. We have refined our business strategy, evolved the service model, expanded our reach to new industries and geographies, and materially improved our cost structure. Our Board is fully committed to exploring strategic alternatives that will maximize value for all of our shareholders.

"I am enthusiastic about the momentum in our business. During the last several months, we have signed up 17 new international clients, adding some of the largest companies across Europe, Asia, Australia and Latin America. We opened our new shared service center in Dublin, Ireland. We generated our first revenues under our exciting, new freight rate auditing program and expanded our auditing initiatives in the airline and healthcare industries. I am confident that as we grow our international operations, focus on our business development initiatives and continue to evolve our service model, we will see further improvements during the fourth quarter of 2004 and even stronger results in 2005."

THIRD QUARTER 2004 FINANCIAL RESULTS

Revenues for the third quarter of 2004 totaled $85.1 million, compared to $88.2 million in the third quarter of 2003. Revenues from Accounts Payable Services totaled $75.6 million for the quarter compared to $80.5 million a year ago. Revenues from the company's U.S. Accounts Payable Services operations were $50.9 million, reflecting strong performance in its Sales and Use Tax operations, as well as a $1.6 million settlement for past services rendered to an existing client.

Revenues from the company's international Accounts Payable service operations were $24.8 million. These results reflect a lengthened approval process and client-specific issues in the company's operations in Canada and Europe. During the quarter, the company re-engaged with a large U.K. retailer and as part of that re-engagement, $2.2 million of revenues (or $0.02 earnings per share for third quarter), which the company expected to materialize during the third quarter, was deferred to future quarters. The company expects to achieve significant recoveries for this client over the next year.

Revenues from Meridian VAT Reclaim for the third quarter of 2004 were $9.5 million, compared to $7.7 million a year ago, reflecting a 23% improvement year-over-year.

Cost of revenue was $54.2 million, or approximately 64% of revenue, for the third quarter of 2004, compared to $57.2 million, or approximately 65% of revenue, in the same period last year. The margin improvement was driven largely by cost reductions in the company's U.S. Accounts Payable services operations, where model evolution has been implemented.

Net earnings for the third quarter of 2004 were $0.5 million or $0.01 per diluted share, compared to a net loss of ($1.7) million or ($0.03) per diluted share during the third quarter of 2003. Results in the third quarter of 2004 included after-tax charges of ($1.4) million, or ($0.02) per diluted share relating to the company's previously disclosed strategic business initiatives.

Earnings before interest, taxes, depreciation and amortization (EBITDA) for the third quarter of 2004 totaled $6.6 million, or 7.7% of revenues, compared to $2.6 million, or 3.0% of revenues in the third quarter of 2003. (See Schedule 6 for a reconciliation of net earnings (loss) to EBITDA, a non-GAAP financial measure).

Schedule 4 provides summary financial results from continuing operations for the third quarters of 2004 and 2003 by operating segment.

CASH FLOW, DSOS AND CAPITAL EXPENDITURES

Net cash used in operating activities for the third quarter of 2004 was $1.1 million, compared to net cash provided by operating activities of $8.0 million in the third quarter of 2003. The company noted that increased working capital needs, which were partially offset by higher operating cash flows, accounted for the difference in net operating cash results.

Company-wide, Days Sales Outstanding (DSOs) at the end of the third quarter of 2004 stood at 55 days, compared to 51 days a year ago.

Capital expenditures totaled approximately $1.9 million for the third quarter of 2004, compared to $2.3 million in the same period a year ago.

FIRST NINE MONTHS 2004 FINANCIAL RESULTS

Revenues for the first nine months of 2004 totaled $263.2 million, compared to $279.8 million in the first nine months of 2003. Revenues from Accounts Payable Services and Meridian VAT totaled $231.5 million and $31.7 million, respectively, for the first nine months of 2004, compared to $248.2 million and $31.6 million, respectively, for the first nine months of 2003.

Net earnings for the first nine months of 2004 were $3.4 million, or $0.05 per diluted share, compared to $7.3 million, or $0.12 per diluted share, in the first nine months of 2003. Net loss from continuing operations for the first nine months of 2004 was ($4.0) million, or a loss of ($0.07) per diluted share. This compares to net earnings from continuing operations of $5.7 million, or $0.09 per diluted share, in the first nine months of 2003.

EBITDA for the first nine months of 2004 totaled $11.9 million, or 4.5% of revenues, compared to $28.1 million, or 10.0% of revenues, in the first nine months of 2003. (See Schedule 6 for a reconciliation of net earnings (loss) to EBITDA, a non-GAAP financial measure.)

Schedule 5 provides summary financial results from continuing operations for the first nine months of 2004 and 2003 by operating segment.

CASH FLOW AND CAPITAL EXPENDITURES

Net cash provided by operating activities for the nine months ended September 30, 2004, was approximately $1.5 million, compared to $21.6 million in the same period of 2003. The company noted that higher operating cash flow from an exceptionally strong first half of 2003 and increased working capital needs account for the difference in net operating cash results.

Capital expenditures totaled approximately $9.3 million for the first nine months of 2004, compared to $7.4 million in the same period a year ago. Amounts for both years exclude capital expenditures related to the company's Communications Services operations, which were declared discontinued operations during the fourth quarter of 2003 and subsequently sold on January 16, 2004.

BANK CREDIT FACILITY

The company is in the final stages of negotiating a new senior credit agreement that will replace the company's existing senior bank credit facility, which expires December 31, 2004. The company expects to finalize the new agreement within 30 days.

The company noted that as of September 30, 2004, it had borrowings of $7.9 million under its existing senior bank credit facility and was not in compliance with one of its financial covenants. The company is working with its bank group and expects to receive a formal waiver of the non-compliance within the next few days.


OUTLOOK FOR THE FOURTH QUARTER OF 2004

For the fourth quarter of 2004, consolidated revenues are expected to range from $94 to $97 million. Revenues from Accounts Payable Services are expected to range from $86 to $89 million, and revenues from Meridian VAT Reclaim are expected to approximate $8 million.

Diluted earnings per share from continuing operations are expected to range from $0.05 - $0.06 in the fourth quarter of 2004. This outlook includes an earnings reduction of approximately $0.01 per diluted share to reflect already-identified severance and other costs related to the company's strategic business initiatives, as disclosed in the management discussion and analysis portion of the 10-Q filed with the SEC on August 3, 2004.

CONFERENCE CALL AND WEBCAST INFORMATION
PRG-Schultz will hold a conference call today, October 21, 2004, at 10:00 a.m. ET. Listeners in the U.S. and Canada should dial 888-396-0289 at least 5 minutes prior to the start of the conference. Listeners outside the U.S. or Canada should dial 773-799-3995. To be admitted to the call, provide the leader's name 'John Cook,' reference the company, and provide the passcode 'PRGX.' A playback of the call will be available two hours after the conclusion of the live call, extending until midnight on October 28, 2004. To directly access the replay, dial 866-367-6913 (US / Canadian participants) or 203-369-0240 (international participants).

The live teleconference will also be audiocast on the Internet at www.prgx.com (go to the Investor Relations home page). Please note that the audiocast is 'listen-only.' Microsoft Windows Media Player is required to access the audiocast and can be downloaded from www.microsoft.com/windows/mediaplayer.

A copy of this press release is also available at www.prgx.com under the heading "Investor Relations - News."

ABOUT PRG-SCHULTZ INTERNATIONAL, INC.

Headquartered in Atlanta, PRG-Schultz International, Inc. (PRG-Schultz) is the world's leading profit improvement firm. PRG-Schultz employs approximately 2,900 employees, providing clients in over 40 countries with insightful value to optimize and expertly manage their business transactions. Using proprietary software and expert audit methodologies, PRG-Schultz industry specialists review client invoices, purchase orders, receiving documents, databases, and correspondence files to recover lost profits due to overpayments or under-deductions.

FORWARD LOOKING STATEMENTS

Statements made in this news release which look forward in time involve risks and uncertainties and are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such risks and uncertainties include the following: (i) we have violated our debt covenants several times in the past and are currently in violation and may inadvertently do so in the future, (ii) any such violations of our debt covenants, including the current violation, may not be waived and could result in an acceleration of our outstanding bank debt (totaling $7.9 million at September 30, 2004) as well as debt under our convertible notes (totaling $125.0 million in gross principal balance at September 30, 2004), and we may not be able to secure sufficient liquid resources to pay the accelerated debt, (iii) our bank credit facility, which we rely upon to provide a meaningful portion of our liquidity, is scheduled to expire on December 31, 2004, and there can be no assurance that we will be successful in extending or replacing it, (iv) we may continue to experience revenue losses or delays as a result of our U.S. retailing clients' actual and / or potential revision of claim approval and claim processing guidelines, (v) the bankruptcy of any of our larger clients, or of any such clients' larger customers or suppliers, could impair then-existing accounts receivable and reduce expected future revenues from such clients, (vi) an indeterminate portion of $5.5 million in payments on account from a bankrupt client of the company received during the quarter ended March 31, 2003 might be recoverable as "preference payments" under United States bankruptcy laws and, if so, would result in the recording of an unbudgeted expense in the company's consolidated financial statements and the creation of an unbudgeted liquidity demand, (vii) modifications to auditor compensation models may negatively impact employee productivity and retention, and therefore, our ability to generate revenues, (viii) the Meridian VAT Reclaim operating segment may require additional time and effort of company executives and may therefore distract management from its focus on the company's core Accounts Payable Services business, (ix) proposed legislative and regulatory initiatives concerning the mechanisms of European value added taxation, if finalized as currently drafted, would reduce material portions of the revenues of Meridian VAT Reclaim, (x) we may not achieve anticipated expense savings in connection with our strategic business initiatives and may incur costs in excess of those currently anticipated in order to implement these initiatives, (xi) our past and future investments in technology may not benefit our business, (xii) our Accounts Payable Services businesses may not grow as expected, and we may not be able to increase the number of clients, particularly commercial clients, utilizing broad-scope audits, (xiii) our international expansion may prove unprofitable or may take longer to accomplish than we anticipate, and (xiv) the reorganization of our U.S. Accounts Payable Services operations in connection with our current strategic business initiatives may adversely affect our ability to generate anticipated revenues and profits and may not be successful or may require more time, management attention or expense than we currently anticipate. Other risks and uncertainties that may affect our business include (i) the possibility of an adverse judgment in pending securities litigation, (ii) potential timing issues that could delay revenue recognition, (iii) future weakness in the currencies of countries in which we transact business, (iv) changes in economic cycles, (v) competition from other companies, (vi) changes in governmental regulations applicable to us, (vii) until the Board has completed the process of exploring strategic alternatives, the company may experience higher levels of customer and employee turnover, and management's time and attention could be diverted from the operation of the business, and other risk factors discussed in our Securities and Exchange Commission filings, including the company's Form 10-K as filed with the Securities and Exchange Commission on March 5, 2004, and Form 10-Q as filed with the Securities and Exchange Commission on August 3, 2004. The company disclaims any obligation or duty to update or modify these forward-looking statements.

                                   SCHEDULE 1
                PRG-SCHULTZ INTERNATIONAL, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                  (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)


                                                                            THREE MONTHS                       NINE MONTHS
                                                                        ENDED SEPTEMBER 30,                ENDED SEPTEMBER 30,
                                                                   -------------------------------    ------------------------------
                                                                       2004             2003              2004             2003
                                                                   --------------   --------------    --------------   -------------

Revenues                                                                $ 85,137         $ 88,221         $ 263,192       $ 279,837
Cost of revenues                                                          54,249           57,155           168,372         173,755
Selling, general and administrative expenses                              28,425           32,649            94,875          90,382
                                                                   --------------   --------------    --------------   -------------

     Operating income (loss)                                               2,463           (1,583)              (55)         15,700

Interest (expense), net                                                   (2,133)          (2,234)           (6,377)         (6,664)
                                                                   --------------   --------------    --------------   -------------

     Earnings (loss) from continuing operations before income taxes
         and discontinued operations                                         330           (3,817)           (6,432)          9,036

Income tax expense (benefit)                                                 125           (1,465)           (2,445)          3,309
                                                                   --------------   --------------    --------------   -------------

     Earnings (loss) from continuing operations before discontinued
         operations                                                          205           (2,352)           (3,987)          5,727

Discontinued operations:
     Earnings from discontinued operations, net of income taxes                -              438                 -           1,027

     Gain on disposal of discontinued operations including
         operating results for phase-out period, net of income taxes         260              206             7,349             530
                                                                   --------------   --------------    --------------   -------------

     Earnings from discontinued operations                                   260              644             7,349           1,557
                                                                   --------------   --------------    --------------   -------------

            Net earnings (loss)                                            $ 465         $ (1,708)          $ 3,362         $ 7,284
                                                                   ==============   ==============    ==============   =============

Basic earnings (loss) per share:
     Earnings (loss) from continuing operations before discontinued
         operations                                                          $ -          $ (0.04)          $ (0.07)         $ 0.09
     Discontinued operations                                                0.01             0.01              0.12            0.03
                                                                   --------------   --------------    --------------   -------------
            Net earnings (loss)                                           $ 0.01          $ (0.03)           $ 0.05          $ 0.12
                                                                   ==============   ==============    ==============   =============

Diluted earnings (loss) per share:
     Earnings (loss) from continuing operations before discontinued
         operations                                                          $ -          $ (0.04)          $ (0.07)         $ 0.09
     Discontinued operations                                                0.01             0.01              0.12            0.03
                                                                   --------------   --------------    --------------   -------------
            Net earnings (loss)                                           $ 0.01          $ (0.03)           $ 0.05          $ 0.12
                                                                   ==============   ==============    ==============   =============

Weighted average shares outstanding:
     Basic                                                                61,808           61,450            61,734          61,830
                                                                   ==============   ==============    ==============   =============
     Diluted                                                              62,108           61,450            61,734          62,090
                                                                   ==============   ==============    ==============   =============

                                   SCHEDULE 2
                PRG-SCHULTZ INTERNATIONAL, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                             (AMOUNTS IN THOUSANDS)
                                   (UNAUDITED)


                                                                                         SEPTEMBER 30,         DECEMBER 31,
                                                                                              2004                 2003
                                                                                       -------------------   ------------------
                                                ASSETS
Current assets:
     Cash and cash equivalents                                                                   $ 13,735             $ 26,658
     Restricted cash                                                                                6,018                5,758
     Receivables:
        Contract receivables                                                                       51,562               53,185
        Employee advances and miscellaneous receivables                                             2,670                3,573
                                                                                       -------------------   ------------------
            Total receivables                                                                      54,232               56,758
                                                                                       -------------------   ------------------
     Funds held for client obligations                                                             15,184               18,690
     Prepaid expenses and other current assets                                                      4,218                3,779
     Deferred income taxes                                                                          9,211                9,211
     Current assets of discontinued operations                                                          -                3,179
                                                                                       -------------------   ------------------
            Total current assets                                                                  102,598              124,033
Property and equipment                                                                             27,627               29,466
Goodwill                                                                                          170,561              170,619
Intangible assets                                                                                  30,578               31,617
Deferred income taxes                                                                              65,049               65,370
Other assets                                                                                        3,213                3,152
Long-term assets of discontinued operations                                                             -                1,792
                                                                                       -------------------   ------------------
             Total assets                                                                       $ 399,626            $ 426,049
                                                                                       ===================   ==================


                                  LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
     Current installments of long-term debt                                                       $ 7,900             $ 31,600
     Obligation for client payables                                                                15,184               18,690
     Accounts payable and accrued expenses                                                         22,569               25,780
     Accrued payroll and related expenses                                                          41,127               40,256
     Deferred revenue                                                                               4,794                4,601
     Current liabilities of discontinued operations                                                     -                1,391
                                                                                       -------------------   ------------------
            Total current liabilities                                                              91,574              122,318
Convertible notes, net of unamortized discount of $1,943 in 2004 and
     $2,605 in 2003                                                                               123,057              122,395
Deferred compensation                                                                               3,137                3,695
Other long-term liabilities                                                                         4,908                4,511
                                                                                       -------------------   ------------------
            Total liabilities                                                                     222,676              252,919
                                                                                       -------------------   ------------------
Shareholders' equity:
     Preferred stock                                                                                    -                    -
     Common stock                                                                                      68                   67
     Additional paid-in capital                                                                   493,501              492,878
     Accumulated deficit                                                                         (268,134)            (271,496)
     Accumulated other comprehensive income                                                           319                  616
     Less treasury stock at cost                                                                  (48,710)             (48,710)
     Unearned portion of restricted stock                                                             (94)                (225)
                                                                                       -------------------   ------------------
            Total shareholders' equity                                                            176,950              173,130
                                                                                       -------------------   ------------------
             Total liabilities and shareholders' equity                                         $ 399,626            $ 426,049
                                                                                       ===================   ==================

                                   SCHEDULE 3
                PRG-SCHULTZ INTERNATIONAL, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (AMOUNTS IN THOUSANDS)
                                   (UNAUDITED)


                                                                                             NINE MONTHS ENDED
                                                                                               SEPTEMBER 30,
                                                                                     -----------------------------------
                                                                                          2004                2003
                                                                                     ---------------     ---------------

Cash flows from operating activities:
   Net earnings                                                                             $ 3,362             $ 7,284
   Gain on disposal of discontinued operations                                               (7,349)               (530)
   Earnings from discontinued operations                                                          -              (1,027)
                                                                                     ---------------     ---------------
    Earnings (loss) from continuing operations                                               (3,987)              5,727

   Adjustments to reconcile earnings (loss) from continuing
        operations to net cash provided by operating activities:
    Depreciation and amortization                                                            13,374              13,465
    Restricted stock compensation expense                                                       (23)                271
    Loss on sale of property and equipment                                                      161                 115
    Deferred compensation expense                                                              (558)               (430)
    Deferred income taxes                                                                    (5,542)               (114)
    Income tax benefit relating to stock option exercises                                        11                  88
    Changes in operating assets and liabilities:
        Restricted cash securing letter of credit obligation                                   (217)             (5,756)
        Receivables                                                                           2,486              19,124
        Prepaid expenses and other current assets                                            (1,203)               (406)
        Other assets                                                                           (131)               (345)
        Accounts payable and accrued expenses                                                (4,550)               (858)
        Accrued payroll and related expenses                                                    916             (11,028)
        Deferred revenue                                                                        348               2,021
        Other long-term liabilities                                                             397                (315)
                                                                                     ---------------     ---------------
            Net cash provided by operating activities                                         1,482              21,559
                                                                                     ---------------     ---------------

Cash flows from investing activities:
   Purchase of property and equipment, net of sale proceeds                                  (9,294)             (7,385)
   Proceeds from sale of certain discontinued operations                                     19,116                   -
                                                                                     ---------------     ---------------
            Net cash provided by (used in) investing activities                               9,822              (7,385)
                                                                                     ---------------     ---------------

Cash flows from financing activities:
   Net repayments of debt                                                                   (23,700)             (2,890)
   Payments for issuance costs on convertible notes                                             (21)                (12)
   Net proceeds from common stock issuances                                                     767                 443
   Purchase of treasury shares                                                                    -              (7,528)
                                                                                     ---------------     ---------------
            Net cash used in financing activities                                           (22,954)             (9,987)
                                                                                     ---------------     ---------------
Net cash (used in) provided by discontinued operations                                       (1,146)              1,015
Effect of exchange rate changes on cash and cash equivalents                                   (127)              1,198
                                                                                     ---------------     ---------------
            Net change in cash and cash equivalents                                         (12,923)              6,400
Cash and cash equivalents at beginning of period                                             26,658              14,860
                                                                                     ---------------     ---------------
Cash and cash equivalents at end of period                                                 $ 13,735            $ 21,260
                                                                                     ===============     ===============

                                   SCHEDULE 4
                PRG-SCHULTZ INTERNATIONAL, INC. AND SUBSIDIARIES
          SUMMARY OPERATING SEGMENT RESULTS FROM CONTINUING OPERATIONS
                                   (UNAUDITED)

THREE MONTHS ENDED SEPTEMBER 30,
(AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                         2004                            2003
                                       ------------------------------------------------------------------
                                                 $             % REV.             $             % REV.
---------------------------------------------------------------------------------------------------------
ACCOUNTS PAYABLE SERVICES
-------------------------
Revenues                                             $75,625                          $80,487
Operating income                                     $11,493      15.2%               $12,393      15.4%
---------------------------------------------------------------------------------------------------------
MERIDIAN VAT RECLAIM
--------------------
Revenues                                              $9,512                           $7,734
Operating income                                      $1,979      20.8%                $1,130      14.6%
---------------------------------------------------------------------------------------------------------
CORPORATE SUPPORT
-----------------

Operating loss                                      ($11,009)    -12.9%              ($15,106)    -17.1%
---------------------------------------------------------------------------------------------------------
TOTAL
-----
Revenues                                             $85,137                          $88,221
Operating income (loss)                               $2,463       2.9%               ($1,583)     -1.8%

Earnings (loss) from
continuing operations                                   $205       0.2%               ($2,352)     -2.7%

Diluted earnings (loss) per
share from continuing
operations                                             $0.00                           ($0.04)

Diluted shares                                        62,108                           61,450
---------------------------------------------------------------------------------------------------------


Notes:
Corporate Support Operating Loss % shown as a % of Total Revenues

Earnings (Loss) from Continuing Operations and Diluted Earnings (Loss) Per Share from Continuing Operations are prior to Earnings (Loss) from Discontinued Operations.

                                   SCHEDULE 5
                PRG-SCHULTZ INTERNATIONAL, INC. AND SUBSIDIARIES
          SUMMARY OPERATING SEGMENT RESULTS FROM CONTINUING OPERATIONS
                                   (UNAUDITED)

NINE MONTHS ENDED SEPTEMBER 30,
(AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                2004                            2003
                                       ------------------------------------------------------------------
                                                 $             % REV.             $             % REV.
---------------------------------------------------------------------------------------------------------
ACCOUNTS PAYABLE SERVICES
-------------------------
Revenues                                            $231,460                         $248,185
Operating income                                     $29,853      12.9%               $42,972      17.3%
---------------------------------------------------------------------------------------------------------
MERIDIAN VAT RECLAIM
--------------------
Revenues                                             $31,732                          $31,652
Operating income                                      $8,026      25.3%               $10,935      34.5%
---------------------------------------------------------------------------------------------------------
CORPORATE SUPPORT
-----------------

Operating loss                                      ($37,934)    -14.4%              ($38,207)    -13.7%
---------------------------------------------------------------------------------------------------------
TOTAL
-----
Revenues                                            $263,192                         $279,837
Operating income (loss)                                 ($55)      0.0%               $15,700       5.6%

Earnings (loss) from
continuing operations                                ($3,987)     -1.5%                $5,727       2.0%

Diluted earnings (loss) per
share from continuing
operations                                            ($0.07)                           $0.09

Diluted shares                                        61,734                           62,090
---------------------------------------------------------------------------------------------------------


Notes:
Corporate Support Operating Loss % shown as a % of Total Revenues

Earnings (Loss) from Continuing Operations and Diluted Earnings (Loss) Per Share from Continuing Operations are prior to Earnings from Discontinued Operations.

                                   SCHEDULE 6
                PRG-SCHULTZ INTERNATIONAL, INC. AND SUBSIDIARIES
                 RECONCILIATION OF NET EARNINGS (LOSS) TO EBITDA
                             (AMOUNTS IN THOUSANDS)
                                   (UNAUDITED)

                                                                       THREE MONTHS                          NINE MONTHS
                                                                    ENDED SEPTEMBER 30,                  ENDED SEPTEMBER 30,
                                                             ---------------------------------     -------------------------------
                                                                  2004               2003               2004             2003
                                                             ----------------   --------------     ---------------   -------------
Reconciliation of net earnings (loss) to EBITDA:
-----------------------------------------------

       Net earnings (loss)                                            $ 465           $ (1,708)           $ 3,362          $ 7,284

       Adjust for:
       Earnings from discontinued operations                            260                644              7,349            1,557
                                                             ----------------   --------------     ---------------   -------------

       Earnings (loss) from continuing operations                       205             (2,352)            (3,987)           5,727

       Adjust for:
       Income taxes                                                     125             (1,465)            (2,445)           3,309
       Interest                                                       2,133              2,234              6,377            6,664
       Depreciation and amortization                                  4,093              4,226             11,934           12,384
                                                             ----------------   --------------     ---------------   -------------

       EBITDA                                                       $ 6,556            $ 2,643           $ 11,879         $ 28,084
                                                             ================   ==============     ===============   =============


       Total revenues                                              $ 85,137           $ 88,221          $ 263,192        $ 279,837

       EBITDA as % of Revenues                                         7.7%               3.0%               4.5%            10.0%


In this press release, the Company has provided a financial measure, EBITDA, defined as earnings from continuing operations before taxes, interest, depreciation and amortization. EBITDA is considered a 'non-GAAP' financial measure within the meaning of Regulation G and may not be similar to EBITDA measures employed by other companies. EBITDA is presented solely as a supplemental disclosure because management believes it to be an effective measure of the operating performance of the Company's core business activities. EBITDA is not provided as a measure of liquidity and should not be viewed as such. EBITDA should not be considered in isolation of, or as a substitute for, other measures for determining operating performance that are calculated in accordance with GAAP. This schedule provides a reconciliation of net earnings
(loss) to EBITDA in accordance with Securities and Exchange Commission guidance.




                                      # # #

CONTACTS:         James Moylan                       Linda Master-Parker
                  Chief Financial Officer            VP Corporate Communications
                  (770) 779-6605                     (770) 779-3295

                  Matthew Sherman
                  Joele Frank, Wilkinson Brimmer Katcher
                  (212) 355-4449